UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2006

Commission File Number: 333-72392

FRANCHISE CAPITAL CORPORATION (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	98-0353403 (IRS Employer Identification No.)
43180 Business Park Drive, Suite 202 Temecula, CA 92590 (Address of principal executive offices)
(951) 587-9100 (Registrant’s telephone number)

ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS

On September 6, 2006, the Board of Directors of Franchise Capital Corporation approved the transfer of assets through a Transfer Agreement with Roger Enfield.  The Transfer Agreement was consummated on September 12, 2006.  The property transferred was Franchise Capital Corporation’s 72.5% interest in Comstock Jake’s Franchise Company, LLC and 100% interest in Kirby Foo’s Franchise Company, LLC.

Pursuant to the terms of the Transfer Agreement, Robert Enfield agrees to acquire Franchise Capital Corporation’s interest and the Concepts from Franchise Capital Corporation, in exchange for the assumption of all related liabilities of the Concepts which include notes payables to Roger Enfield totaling $100,000. A copy of the Transfer Agreement is filed as Exhibit 10.1 to this report.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER

On September 6, 2006, the Company accepted the resignations of Robert Madia and Donald Schwall from the Board of Directors. At this time, no one has been chosen to fill the vacancies left by the resignation of Mr. Madia and Mr. Schwall.

On September 12, 2006, the Company accepted the resignation of Edward Heisler as the Company’s Chief Executive Officer, President, Chief Compliance Officer, Chief Financial Officer and Chairman of the Board of Directors.  Effective as of the same date to fill the vacancies created by the resignation of Edward Heisler, the Company’s remaining board member, Robert McCoy, appointed Steven R. Peacock as the Company’s Interim Chief Executive Officer, Interim President, Interim Chief Compliance Officer, and Interim Chief Financial Officer. Also, on this date, to fill the vacancy created by the resignation of Edward Heisler, Robert McCoy was appointed Chairman of the Board of Directors. The Board of Directors now consists of one independent director, Robert McCoy.

Biographical and Other Information Regarding Steven R. Peacock

Steven R. Peacock has over thirty years of experience in seeking out and identifying emerging growth investment opportunities, both startup companies and work out assignments and is skilled at analyzing management structure and setting up programs for raising capital. He has working knowledge of taking companies through the process of becoming publicly traded, as well as assistance with strategic planning, corporate communications including shareholder relations and internet marketing as well as an extensive background in SEC requirements and filings utilizing broad network of legal, accounting, insurance, Internet technology and public relations affiliates. In addition to his work with and in publicly traded companies, Mr. Peacock has a background in the real estate development industry and in minor league professional sports development, primarily soccer, in both American and European venues. Mr. Peacock has an extensive operating knowledge of the Business Development Company process, having operated the first BDC on the west coast from 1998 to 2000. From 2001 to 2003, Mr. Peacock acted as a consultant for Peak Solutions, a firm offering a variety of consulting, management and financing services to the small business community, both public and private.  From 2004 to 2005, Mr. Peacock served as a member of the Board of Directors of BDC Capital, Inc. and as Secretary, Chief Operating Officer and a member of the Board of Directors of CLX Investment Company. Mr. Peacock also served as Chief Executive Officer and Chief Financial Officer of Entertainment Capital Corporation from 2005 to 2006.  From 2004 to present, Mr. Peacock has served as managing partner of Javelin Advisory Group, Inc., a business consulting company located in Temecula, California with the core focus of assisting businesses with a number of vital services, which include bringing businesses into compliance with SEC requirements, assisting in the raising of necessary capital, evaluating potential acquisitions and providing management expertise.

Compensation agreement with Steven R. Peacock

The Company has not entered into an employment agreement with Mr. Peacock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
10.1	Transfer Agreement between Franchise Capital Corporation and Roger Enfield.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date:  September 18, 2006

Franchise Capital Corporation By: /s/ Steven R. Peacock Steven R. Peacock, Interim Chief Executive Officer